Exhibit 1.01
Conflict Minerals Report of FLIR Systems, Inc.
for the Year Ending December 31, 2019
The following should be read in conjunction with the definitions contained in the Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules.
This report for the year ended December 31, 2019 is presented to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The term “conflict minerals” is defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten. For the purposes of this report, tin, tungsten, tantalum and gold will collectively be referred to herein as the 3TGs. The Rule requires each SEC registrant to provide certain disclosures about 3TGs which are necessary to the functionality or production of products manufactured by such registrant.
Description of Company
FLIR Systems, Inc. (“FLIR,” the “Company,” “we,” “us,” or “our”) is a world leader in developing technologies that enhance perception and awareness. We design, develop, market, and distribute solutions that detect people, objects and substances that may not be perceived by human senses and improve the way people interact with the world around them. We bring these innovative technologies into daily life in ways that help save lives and livelihoods. FLIR technologies include thermal imaging systems, visible-light imaging systems, locater systems, measurement and diagnostic systems, and advanced threat-detection solutions.
Founded in 1978, FLIR is a pioneer in advanced sensors and integrated sensor systems that enable the gathering, measurement, and analysis of critical information through a wide variety of applications in commercial, industrial, government, and commercial markets worldwide. We offer the broadest range of infrared, also known as thermal, imaging solutions in the world, with products that range from professional-use thermal camera smartphone accessories to highly advanced aircraft-mounted imaging systems for military and search and rescue applications, with products in between serving a multitude of markets, customers, and applications.

Products Overview
We offer a wide array of sensor products, including infrared imaging cameras and systems, detector cores, visible-light cameras, CBRNE threat detectors, test and measurement instruments, radars, maritime electronics, and related products and solutions. We have evolved our product suite over time, expanding our reach into markets that are adjacent to thermal imaging, with the intent of expanding the adoption and channel development for thermal imaging technology. Examples of this evolution include our entrance into the visible-image security and surveillance market, the industrial machine vision market, and the traffic monitoring and signal control market. We intend to continue this evolution as we continue to lower the cost of advanced sensing products. As the cost to own thermal technology continues to decline, the application of these sensors is expanding beyond imaging to areas such as data acquisition where thermal sensors can provide important data that can be used for a wide variety of applications. For further information about our products, please see Item 1 of our Annual Report on Form 10-K for the year ending December 31, 2019.
We conducted an analysis of our products and found that 3TGs can be found in the products described above. Therefore, substantially all the products that we manufacture are subject to the reporting obligations of the Rule.
Due Diligence Process
Reasonable Country of Origin Inquiry
With respect to 3TGs necessary to the functionality or production of products manufactured by us, or contracted by us to be manufactured, and required to be reported on Form SD for 2019, we conducted in good faith a country of origin inquiry that we believe was reasonably designed to determine whether any of the 3TGs originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively the “Covered Countries”) or were from recycled or scrap sources.
First, we identified all component suppliers and analyzed the bills of materials to identify any 3TGs that may be contained in the components provided by these suppliers. To achieve greater control and transparency over our supply chain and help identify the risk that our products contain any 3TGs that may be financing or benefiting armed groups in any Covered Country, we utilized a reporting template, the Conflict Minerals Reporting Template version 5.12 or higher (“CMRT”), and data gathered by the Responsible Minerals Initiative (“RMI”) of the Responsible Business Alliance (“RBA”) and the Global E-Sustainability Initiative (“GeSI”). We identified and compiled a list of our suppliers from whom we needed to request information about their sourcing of 3TGs, and we requested that such identified suppliers provide us with information regarding their supply chain using the CMRT.

To gain insight into the country of origin, chain of custody, and whether they directly or indirectly finance or benefit armed groups in any Covered Country (the “Conflict Status”) of our 3TGs in our products, we relied primarily on the data reported by suppliers via the CMRT and the data from the Responsible Minerals Assurance Process (“RMAP”). RMAP is a voluntary program in which an independent third party evaluates smelter and refiner procurement activities and determines whether the smelter or refiner demonstrated that all the materials it processed originated from conflict-free sources. Pursuant to our Conflict Smelter Policy and our Supplier Code of Conduct, we require all suppliers to complete a CMRT and disclose the smelter and refiner facilities that are linked to the development of their parts and products.
Based on the information we received from our suppliers (as described below), we have reason to believe that some of the 3TGs contained in our products may have come from recycled or scrap sources.
To the extent we determined from our suppliers’ responses that the 3TGs originated (or may have originated) in the Covered Countries and may not have been from recycled or scrap sources, we exercised further due diligence as required by the Rule. In exercising due diligence, we were not able to determine whether the 3TGs that originated (or may have originated) in the Covered Countries directly or indirectly financed or benefitted armed groups.
Despite our good faith effort to determine the countries of origin and chain of custody of the 3TGs contained in our products, we have not been able to determine the exact country of origin of all of the 3TGs used in our in-scope products. For the 3TGs whose country of origin has become known to us, we have been unable to determine whether such 3TGs directly or indirectly financed or benefited armed groups in the Covered Countries.
Our ability to determine the origin and chain of custody of 3TGs and the Conflict Status is limited. Our supply chain for 3TGs is complex. In most cases, we are several steps removed from the mining and smelting or refining of 3TGs. Out of necessity, we depend on information from suppliers that may themselves purchase 3TGs from persons other than the miner, smelter or refiner of 3TGs.
Due to the breadth and complexity of our products and respective supply chain, it will take time for many of our suppliers to verify the origin of all the 3TGs they procure. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard RMI/RMAP program and continuing our outreach efforts with suppliers, we hope to enhance the transparency within our supply chain regarding 3TGs.

Design of Due Diligence Measures
During 2019, we followed our management systems and due diligence procedures for 3TGs that we established in 2013 (our “CM Process”) with the intent to conform with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 (“OECD Guidance”) and the related Supplements for gold, tin, tantalum and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps, as outlined below.

OECD Guidance Step 1 - Establish Strong Internal Management Systems

•	We have adopted a Conflict Minerals Policy and Supplier Code of Conduct, which is available on our web site at https://www.flir.com/corporate/supplier.

•
We have an internal team comprised of those employees who have responsibility for SEC reporting and compliance, and a system to notify the team of information that is relevant to supply-chain due diligence. This team is led by our Accounting and Legal departments.

•	We use a third-party service provider to assist us with supply-chain outreach and CMRT collection as well as with due diligence activities related to same.

•
This year, we continued to put a strong emphasis on supplier education and training. To accomplish this, we utilized our third-party service provider’s Learning Management System to provide all in-scope suppliers access to Conflict Minerals training courses and learning material that includes understanding the conflict minerals regulation, filling out the CMRT, and using our third-party service provider’s online portal for submission.

Our employees may anonymously report suspected violations of our Conflict Minerals Policy and Supplier Code of Conduct using our hotline which is hosted by EthicsPoint, available 24 hours a day, seven days a week.

The Company has adopted a policy to retain relevant documentation for a period of five years. Through our third-party service provider, we retain all conflict minerals-related documents, including supplier responses to CMRTs. All of this information and findings from this process are stored in a database that can be audited by internal or external parties.
OECD Guidance Step 2 - Identify and Assess Risk in the Supply Chain

•	We require all suppliers of in-scope products or parts that may contain 3TGs to complete a valid CMRT to collect information about the smelters of 3TG used in our products.

•
We analyzed the suppliers’ template responses for completeness and internal consistency and followed up with suppliers in an effort to resolve any discrepancies or incomplete answers that we identified.

•
We relied on representations from suppliers that we considered reasonable. Our third-party service-provider also has automatic validation to flag CMRTs that contain conflicting responses or missing information. If such a CMRT was submitted, the supplier received an automated email response indicating the issues with the CMRT they provided.

•
In some instances, we worked with suppliers to contact the manufacturer of products supplied to them. We considered warning signs or other circumstances that, in our view, indicated responses to the CMRT were unreliable or that the 3TGs came from a Covered Country and were not from recycled or scrap sources.

Based on the smelter lists provided by our suppliers via CMRT, we have identified 307 smelters or refiners that are on the RMI Standard Smelter List that accompanies CMRT version 5.12. Of these, 235 have a been identified as conformant by the RMI through the RMAP.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Our third-party service provider uses five factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags:

1.Geographic proximity to the DRC and covered countries;
2.RMAP audit status;

3.Known mineral source country of origin;
4.Peer assessments conducted by credible third-party sources; and
5.Credible evidence of unethical or conflict sourcing.

Based on the above criteria the following facilities have been identified with red flag risks in the supply chain:

•Tony Goetz NV - CID002587
•African Gold Refinery Limited (AGR) - CID003185
•Kaloti Precious Metals - CID002563
•Sudan Gold Refinery - CID002567
•Fidelity Printers and Refiners - CID002515

When these facilities were reported on a CMRT by one of our suppliers, risk mitigation activities were initiated. Through our third-party service provider along with the FLIR site supply chain organizations, suppliers that included any of the above facilities were immediately contacted and requested to take their own risk mitigation actions, including reviewing products sold to FLIR, advising in writing if minerals from any of these smelters were used in FLIR products and, if so, working towards removal of these red-flag smelter(s) from their supply chain.

In accordance with OECD Due Diligence Guidance, risk mitigation will depend on each supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes to remediate the issue with focus on elimination of these risks from the supply chain.
OECD Guidance Step 3 - Design and Implement a Strategy to Respond to Identified Risks

•
Supplier terms and conditions require, whenever possible, compliance with FLIR’s Supplier Code of Conduct, which requires suppliers to certify as to whether supplied products are or are not free of Conflict Minerals (“CMs”). FLIR’s standard Supplier Terms and Conditions includes language which states suppliers are required to adhere to our conflict minerals policy.

•	We notify our direct suppliers of conflict minerals reporting requirements and our policy.

•
We are in the process of cross-referencing the smelter and refiner information provided by suppliers this year with the data made available by RMAP concerning the country of origin of the conflict minerals processed by those facilities and their Conflict Status.

OECD Guidance Step 4 - Carry Out Independent Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain

•
We rely on the RMAP initiative described above to identify smelters or refiners who are conformant with their assessment protocols, in satisfaction of the OECD framework requirements. Any smelters or refiners that were reported by our suppliers on their CMRTs who were not part of the RMAP were contacted directly by our third-party service provider to encourage them to participate in the RMAP.

OECD Guidance Step 5 - Report on Supply Chain Due Diligence

•	We publicly report the results of our due diligence by publishing a Conflict Minerals Report annually. Our reports are accessible on our website at https://www.flir.com/corporate/supplier.

Due Diligence Results
Survey Results
We received information from approximately 77% of our suppliers, including information on materials supplied directly to us and contained in products that we contracted to have manufactured by third parties. All final CMRT submissions were reviewed and validated to ensure no inaccuracies or inconsistencies were found. 24 suppliers did not submit a new CMRT when advised of such inaccuracies or inconsistencies and as such are still listed as invalid submissions as of May 11, 2020.
Smelters and Refiners
A majority of the responses we received from our suppliers provided aggregate data for their global supplier list on a company-wide basis. However, some of the responses we received were incomplete or stated that the supplier had no knowledge regarding the source of the 3TGs in their products supplied to FLIR because they had merely purchased such products from a source further down the supply chain. Some suppliers who responded were able to identify smelters or refiners used by sub tier suppliers in their supply chains but not at a component level. However, their responses indicated that their own supply chain due diligence was less than complete. A minority of our suppliers provided product level CMRTs but were unable to tie individual smelters or refiners to the specific components that were delivered to us and are contained in our end products. We are therefore unable to definitively (i) determine whether any of the 3TGs reported by our suppliers were contained in our end products or (ii) validate which of the smelters and refineries included in the CMRTs of our suppliers actually supplied 3TGs for specific components used in our end products. Due to this, our list of smelters or refiners may contain more facilities than those that processed the 3TGs contained in our products.
We are continuing our review of all responses to correlate, identify and resolve the inconsistencies and missing information related to each supplier’s responses. Our continuing efforts to determine the mine or location of origin of the 3TGs follow the steps outlined in the OECD Guidance described above.
Risk Mitigation and Future Due Diligence Measures
We have taken, or will take, the following steps since the period covered by this Report to mitigate the risk that our 3TGs financed or benefitted armed groups in the Covered Countries:

•	Increased the response rate of suppliers to our information requests by continuing to refine our data collection process.

•	Ensure ongoing compliance with our conflict minerals procedure and policies.

•
Carry out requirements outlined in FLIR’s Conflict Mineral Policy Statement to identify non-compliant suppliers and take action to require suppliers remediate the issue or risk corrective action up to and including (1) FLIR establishing alternative sources from conflict free suppliers and (2) escalation to senior management to advise of suppliers using high risk sources.

•	Encourage suppliers to increase the participation rate of smelters and refiners in the RMAP.

•	Require new suppliers to commit to comply with our Conflict Minerals Policy and Supplier Code of Conduct before placing any orders with the supplier.

•	Improve our supply chain due diligence by increasing awareness internally and externally regarding our Conflict Minerals Policy.
We will also continue to engage with the RBA and other key industry groups as part of a wider industry collaboration to develop best practices for the global supply chain and address the ongoing issue of conflict minerals.
In accordance with the Rule, a copy of this Report will be posted on the Company’s website at www.flir.com/corporate/supplier.

Appendix A

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190

Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Appendix B

This list of potential countries of origin is populated based on publicly available information, our Reasonable Country or Origin Inquiry (RCOI) and due diligence. It is important to note that this is also based on company level responses and, therefore, it is not certain which of these countries of origin can be linked to our products.

Afghanistan, Albania, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Djibouti, Dominican Republic, DRC or an adjoining country (Covered Countries), Ecuador, Egypt, England, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic, Republic Of Korea, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suri, Suriname, Sweden, Switzerland, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, USA, Uzbekistan, Viet Nam, Zambia, Zimbabwe